Exhibit 5.4

[Letterhead of Holland & Knight]

April 16, 2007

Masonite International Inc.

Masonite Corporation

Masonite International Corporation

Cutting Edge Tooling, Inc.

Door Installation Specialists Corporation

Eger Properties

Florida Made Door Co.

Woodlands Millwork I, Ltd.

One North Dale Mabry Highway, Suite 950

Tampa, Florida 33609

                Re:          Form F-4 and Indentures

Ladies and Gentlemen:

                We have acted as counsel to Cutting Edge Tooling, Inc., a Florida corporation,  Door Installation Specialists Corporation, a Florida corporation, Eger Properties, a California corporation, Florida Made Door Co., a Florida corporation, and Woodlands Millwork I, Ltd., a Texas limited partnership (Cutting Edge Tooling, Inc., Door Installation Specialists Corporation, Eger Properties, Florida Made Door Co., and Woodlands Millwork I, Ltd., are collectively referred to as the “Guarantors” and each a “Guarantor”) in connection with the Registration Statement on Form F-4, as amended (the “Registration Statement”) filed by Masonite Corporation, a Delaware corporation (“Masonite US”), and Masonite International, Inc., a Canadian corporation (“Masonite Canada”), as issuers, and certain guarantors, including the Guarantors, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to: (i) the issuance by Masonite US of up to $412,000,000 aggregate principal amount of 11% Senior Subordinated Notes due 2015 (collectively, the “US Notes”); (ii) the issuance by Masonite Canada of up to $358,000,000 aggregate principal amount of 11% Senior Subordinated Notes due 2015 (collectively, the “Canadian Notes” and, together with the US Notes, the “Notes”); (iii) the issuance by each of the Guarantors of a guarantee (the “US Guarantees”) along with the issuance by certain other guarantors of guarantees with respect to the US Notes; and (iv) the issuance by each of the Guarantors of a guarantee (the “Canadian Guarantees” and together with the US Guarantees, the “Guarantees”) along with the issuance by certain other guarantors of guarantees with respect to the Canadian Notes.

                The US Notes and the US Guarantees in respect thereof will be issued under and pursuant to the Indenture (the “US Indenture”), dated as of October 6, 2006, among Masonite US, as issuer, and certain guarantors, including the Guarantors, and The Bank of New York, as trustee (the “Trustee”), governing the US Notes.  The Canadian Notes and the Canadian Guarantees in respect thereof will be issued under and pursuant to the Indenture (the “Canadian Indenture” and, together with the US Indenture, the “Indentures”), dated as of October 6, 2006, among Masonite Canada, as issuer, and certain guarantors, including the Guarantors, and the Trustee, governing the Canadian Notes.

The US Notes are being offered in exchange for the unregistered Senior Subordinated Notes due 2015, of Masonite US, and the Canadian Notes are being offered in exchange for the unregistered Senior Subordinated Notes due 2015, of Masonite Canada.

A.            Documents Reviewed

In rendering this Opinion Letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, as being true copies of the following:

1.             The Registration Statement;

2.                                       The Notes;

3.                                       The Guarantees; and

4.                                       The Indentures.

The documents referred to in items (1) through (4) above, inclusive, are collectively referred to as the “Transaction Documents.”  Except as may be otherwise specifically noted in this Opinion Letter, the opinions expressed herein relate solely to the documents listed above, and not to any other documents, including any documents that are referred to in, incorporated by reference into, or listed as attachments, exhibits, or schedules to any of such documents.

In rendering the opinions set forth below, we also have examined and, as to corporate and limited partnership matters, are relying solely upon the following:

1.             The Articles of Incorporation, Articles of Limited Partnership, Bylaws and the  Limited Partnership Agreement, as appropriate, of each of the Guarantors (the “Governing Documents”);

2.             Resolutions and consents adopted by the Board of Directors, as appropriate, of each of the Guarantors, with respect to the transactions evidenced by the Transaction Documents;

3.             Certificates of legal existence and status or good standing for each of the Guarantors described in Schedule 1 hereto (the “Status Certificates”); and

4.             An Officer’s Certificate for each of the Guarantors (collectively, the “Officers’ Certificates”).

With your consent, we have assumed that certificates of public officials dated earlier than the date of this Opinion Letter remain accurate from such earlier date through and including the date of this Opinion Letter.  As to matters of fact, we have relied on the representations and warranties made by the parties in the Transaction Documents, certificates of public officials, and the Officers’ Certificates.  We have made no independent investigation of the accuracy or completeness of such matters of fact.

B.            Assumptions

In rendering the opinions herein, we have relied, without independent investigation, upon the following assumptions:

(a)           Each natural person executing the Transaction Documents or any other document referred to herein is legally competent to do so;

(b)           Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy or a draft conforms to an authentic original, and all signatures on each such document are genuine;

(c)           Each person who has taken any action relevant to any of our opinions in the capacity of director or officer was duly elected to that director or officer position and held that position when such action was taken;

(d)           Each document issued by a public official is accurate, complete, and authentic, and all official public records (including proper indexing and filing) are accurate and complete; and

(e)           Each of the entities that will be receiving the Notes in the United States, pursuant to the Registration Statement, is a “Qualified Institutional Buyer” as defined in Rule 144A promulgated under the Securities Act of 1933.

C.            Opinions

Based on and subject to the foregoing and subject to the exceptions, qualifications and limitations hereinafter set forth, we express the following opinions:

                1.             Cutting Edge Tooling, Inc. has been incorporated under the Florida Business Corporation Act, and its status is active.

                2.             Door Installation Specialists Corporation has been incorporated under the Florida Business Corporation Act, and its status is active.

                3.             Florida Made Door Co. has been incorporated under the Florida Business Corporation Act, and its status is active.

                4.             Eger Properties has been incorporated under the California General Corporation Laws and is in good standing.

                5.             Woodlands Millwork I, Ltd. has been organized under the laws of the State of Texas and is in existence.

                6.             Each of the Guarantors has duly authorized, executed and delivered the Indentures.

                7.             Each of the Guarantors has duly authorized the execution and delivery of the Guarantees.

                8.             The execution and delivery by Cutting Edge Tooling, Inc., Door Installation Specialists Corporation and Florida Made Doors Co. of the Indentures and the Guarantees will not violate the laws of the State of Florida.

9.             The execution and delivery by Eger Properties of the Indentures and the Guarantees will not violate the laws of the State of California; however, we express no opinion with respect to state securities or Blue Sky laws.

10.           The execution and delivery by Woodlands Millwork I, Ltd. of the Indentures and the Guarantees will not violate the laws of the State of Texas.

11.           The execution, delivery, and performance by the Guarantors of the Indentures and the Guarantees do not and will not constitute a breach or violation of each Guarantor’s Governing Documents.

D.            Qualifications

This opinion letter is based as to matters of law solely on such internal law of the State of Florida, Texas and California (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of Florida, Texas and California) that, in each case in our experience, is normally applicable to a transaction of the type contemplated by the Transaction Documents and to the parties thereto, without our having made any special investigation concerning any other law, rule, or regulation.

Without limiting the generality of the foregoing paragraph, and in some cases in addition thereto, and notwithstanding anything to the contrary contained herein, we express no opinion as to: (a) the enforceability of the Transaction Documents or the creation, perfection, or priority of any liens or security interests thereunder; or (b) whether or not any elements of the Transaction Documents are usurious.

Our advice on each legal issue addressed herein represents our opinion concerning how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based.  The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances peculiar to the case, and our opinions are not a guaranty of an outcome of any legal dispute which may arise with regard to the Transaction Documents.

This letter speaks as of the date hereof.  The foregoing opinions are rendered solely for the benefit of the Guarantors; provided, however, that the foregoing opinions may be relied upon by Simpson Thacher & Bartlett LLP.  We disclaim any obligation to provide you with any subsequent opinion or advice by reason of any future changes or events which may affect or alter any opinion rendered herein.  Our opinion is limited to the matters stated herein, and no opinion is to be implied or inferred beyond the matters stated herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.4 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP

Schedule 1

1.                                       Certificate of Active Status from the Florida Secretary of State, dated April 12, 2007, for Cutting Edge Tooling, Inc.

2.                                       Certificate of Active Status from the Florida Secretary of State, dated April 12, 2007, for Florida Made Door Co.

3.                                       Certificate of Active Status from the Florida Secretary of State, dated April 12, 2007, for Door Installation Specialists Corporation.

4.                                       Certificate of Good Standing from the State of California Franchise Tax Board, dated April 12, 2007, for Eger Properties.

5.                                       Certificate of Existence from the Texas Secretary of State, dated April 11, 2007, for Woodlands Millwork I, Ltd.